EXHIBIT 11.     STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

City National Bancshares Corporation

Computation of Earnings Per Common Share on a
Basic &  Diluted Basis

In thousands, except per share data
                                                            Three Months Ended
                                                                 March 31,
                                                          ----------------------

                                                              1999         1998

Net income .........................................      $    306      $    266

Dividends paid on preferred stock ..................           107            82
                                                          --------      --------
Net income applicable to basic
  common shares ....................................           199           184

Interest expense on convertible
  subordinated debentures, net of
  income tax .......................................             3             3
                                                          --------      --------
Net income applicable to diluted shares ............      $    202      $    187
                                                          ========      ========
Number of average common shares:
Basic ..............................................       118,221       114,141
                                                          ========      ========
Diluted:
  Average common shares outstanding ................       118,221       114,141
  Average convertible subordinated
    debentures convertible to common shares ........        13,850        13,850
                                                          --------      --------
                                                           132,071       127,991
                                                          ========      ========
Net income per common  share

    Basic ..........................................      $   1.68      $   1.64
    Diluted ........................................          1.53          1.46